SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 7, 2003
(Date of earliest event reported)

SONICBLUE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-21126	77-0204341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 San Tomas Expressway, Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 565-7045

Item 4. Changes in Registrant’s Certifying Accountant.

     On July 7, 2003, SONICblue Incorporated (the “Company”) notified Ernst & Young LLP (“Ernst & Young”) that the Company would not require Ernst & Young’s services as independent auditors of the Company for the fiscal year ended December 31, 2003.

     Ernst & Young’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Currently, there are no audited financial statements for the year ended December 31, 2002, or for any subsequent interim periods.

     During the fiscal years ended December 31, 2002 and 2001 and the subsequent interim periods, there were no disagreements with Ernst & Young on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for the year ended December 31, 2001; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except that on February 28, 2003, Ernst & Young advised management and the Audit Committee that the internal controls necessary for the Company to develop reliable financial statements did not exist.

     The Company provided Ernst & Young with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Ernst & Young’s letter, dated July 11, 2003, stating its agreement with such statements.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 11, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2003

SONICblue INCORPORATED

	By	/s/ Marcus Smith

Marcus Smith
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 11, 2003.